Exhibit 10.1

AMENDMENT NO. 20 AND WAIVER TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 20 AND WAIVER, dated as of August 27, 2009 (the “Amendment and Waiver”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

A.                                   The Co-Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement pursuant to which the Administrative Agent and the Lenders provided funding and financial accommodations to the Co-Borrowers, the terms and conditions of which are more fully and particularly set forth in the Credit Agreement and the other Loan Documents delivered in connection therewith.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

B.                                     The obligations of the Co-Borrowers to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are secured by security interests and liens on their respective property as more fully and particularly set forth in the Security Documents.

C.                                     The Co-Borrowers advised the Administrative Agent and the Lenders, which notice was confirmed by Letter dated August 10, 2009, that the Co-Borrowers were not in compliance with the financial covenants set forth in Section 7.13(b), (c) and (e) of the  Credit Agreement for the fiscal period ended June 30, 2009 (collectively, the “Specified Events of Default”).

D.                                    The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend and waive certain provisions of the Credit Agreement as set forth herein.

E.                                      The waivers and amendments contemplated hereby shall remain in effect for a period beginning on the date hereof and ending on the date (the “Waiver End Date”) whichever is the earlier date of (i) 5:00 p.m. on October 26, 2009, (ii) the date on which there shall be any Event of Default under the Loan Documents (other than the Specified Events of Default), (iii) the date on which the Co-Borrowers, the Administrative Agent and the Lenders shall have entered into an amended and restated Credit Agreement which provides for a full dominion and control “asset-based” loan facility, on terms and conditions satisfactory to the Administrative Agent and the Lenders, and (iv) the date upon which any of the Co-Borrowers shall have failed to comply or failed to remain in compliance with any terms, covenants or conditions under this Agreement.  In connection with clause (iii), the Co-Borrowers understand and agree that the execution and delivery of an amended and restated Credit Agreement will be subject to satisfaction of all conditions precedent as are customarily required in connection with asset based credit facilities, including without limitation delivery of satisfactory inventory and equipment appraisals to the Administrative Agent and the Lenders.

NOW, THEREFORE, in consideration of the terms herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledge, the Co-Borrowers, the Administrative Agent and the Lenders (collectively, the “Parties”) agree as follows:

ARTICLE I.

Amendments to Credit Agreement.

Section 1.01.                           The following definitions in Section 1.01 of the Credit Agreement are each hereby amended in their entirety to provide as follows:

“Applicable Revolving Credit Loan Margin” shall mean (a) 2.50%, with respect to Revolving Credit Loans that are Prime Rate Loans)and (b) 4.25%, with respect to Revolving Credit Loans that are LIBOR Loans; for purposes of Section 3.01 hereof, such margin in “(a)” is hereinafter a “Prime Rate Margin” and such margin in “(b)” is hereinafter a “LIBOR Margin”.

“Applicable Additional Term Loan Margin” shall mean (a) 2.50%, with respect to Additional Term Loans that are Prime Rate Loans and (b) 4.50%, with respect to Additional Term Loans that are LIBOR Loans; for purposes of Section 3.01 hereof, such margin in “(a)” is hereinafter a “Prime Rate Margin” and such margin in “(b)” is hereinafter a “LIBOR Margin.

“Reserve Adjusted Libor” shall mean with respect to the Interest Period pertaining to a LIBOR Loan, the greater of (x) the rate per annum equal to the product (rounded upwards to the next higher 1/100 of one percent) of (a) the annual rate of interest at which Dollar deposits of an amount comparable to the amount of the portion of the LIBOR Loan allocable to the entity which is the Administrative Agent and for a period equal to the Interest Period applicable thereto which appear on Telerate Page 3750 at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement and (y) one percent (1.0%).

Section 1.02.                           Section 6.03(b)(ii) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

“(ii)                            as soon as available, but in any event not later than 20 days after the end of each calendar month of each fiscal year of the Co-Borrowers, commencing with the month ending August 31, 2009, a copy of the unaudited interim consolidated and consolidating statement of income of P&F and its Subsidiaries as of the end of each such month, prepared by the Chief Financial Officer of P&F in accordance with GAAP, applied on a consistent basis and accompanies by a certificate that effect executed by the Chief Financial Officer of P&F;”

Section 1.03.                           Section 6.03(f) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(f) a completed Borrowing Base Certificate, executed by the Chief Financial Officer of P&F, (i) on or prior to the fifteenth (15th) Business Day following the end of each calendar month and current as of the last day of such month; and (ii) on or prior to the third (3rd) Business Day following the end of each week, commencing August 28, 2009, and current as of the end of such calendar week;”

Section 1.04.                           Section 6.04(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)                           Permit any Lender or their respective representative to conduct field audits of the Co-Borrowers’ accounts receivable and inventory, and all related books and records, as the Administrative Agent deems necessary or desirable.  The Co-Borrowers shall pay for the costs, expenses and charges of four such asset audits per year, provided that following the occurrence and continuance of an Event of Default, there shall be no restrictions on the amount or cost of such audits.  The Co-Borrowers and the Lenders acknowledge that the Lenders will endeavor to alternate in their performance of such field audits so that each Lender performs at least two field audits in each twelve-month period.”

ARTICLE II.

Waivers.

(a)                                  Compliance with Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, is hereby waived for the fiscal quarter ended June 30, 2009, provided that the ratio of Consolidated Senior Debt to Consolidated EBITDA was not greater than 10.17:1.00 at the end of such fiscal quarter.

(b)                                 Compliance with Section 7.13(e ) of the Credit Agreement, No Consolidated Net Loss, is hereby waived for the fiscal quarter ended June 30, 2009, provided that the Consolidated Net Loss was not greater than $965,000 at the end of such fiscal quarter.

ARTICLE III.

Conditions of Effectiveness.

Section 3.1.                                 This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Administrative Agent of (a) this Amendment and Waiver, duly executed by each Co-Borrower and (b) an amendment and waiver fee of $10,000 for the pro-rata distribution to the Lenders.

Section 3.2.                                 This Amendment and Waiver shall be subject to the continuing condition that Consolidated EBITDA of the Co-Borrowers for (a) the two months ending August 31, 2009, shall not be less than $400,000 and (b) for the month ending September 30, 2009, shall not be less than $460,000.

ARTICLE IV.

Representations and Warranties; Effect on Credit Agreement.

Section 4.1.  Each Co-Borrower hereby represents and warrants as follows:

a.                                       This Amendment and Waiver and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.                                      Upon the effectiveness of this Amendment and Waiver, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.                                       No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment and Waiver.

d.                                      No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

e.                                       All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific, Continental, Hy-Tech and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment and Waiver, has been taken.

Section 4.2.                                 Effect on Credit Agreement and Loan Documents.

a.                                       Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.                                      Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.                                       Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.                                      The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver.

e.                                       There is owing by Co-Borrowers under Note as of August 27, 2009, $23,323,000.00 in principal amount, together with accrued but unpaid interest thereon, without limitation of any other Obligations owing by Co-Borrowers, which amount is allocable to the Loans, as follows: Revolving Credit Loans: $16,800,000, Additional Term Loans: $6,523,000.

ARTICLE V.

Term

Section 5.1                                      This Amendment and Waiver shall remain in effect until the Waiver End Date.  Upon the Waiver End Date, this Amendment and Waiver shall be of no further force or effect.

ARTICLE VI.

Miscellaneous.

Section 6.1.                                   This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.2.                                   Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

Section 6.3.                                   This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

Section 6.4.                                   Reimbursement of Expenses.  All legal expenses or other costs or out-of-pocket expenses incurred by the Administrative Agent and the Lenders, in connection with the preparation and negotiation of this Agreement, all fees paid by Administrative Agent and the Lenders arising from such services and all expenses, costs, charges and other fees of such legal counsel of Administrative Agent and each Lender or relating to any of the events or actions described in this Agreement shall constitute reimbursable expenses under the Loan Documents, shall be payable on demand by the Co-Borrowers to the Administrative Agent and the applicable Lender, and shall constitute Obligations secured by the Collateral until paid in full.  In addition, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with satisfying customary conditions to a full dominion and control asset based credit facility, including without limitation costs and expenses related to appraisals of the Co-Borrowers inventory and equipment and field exams, shall be payable on demand by the Co-Borrowers.  In regard to the foregoing, each Co-Borrower acknowledges that the Administrative Agent and each Lender, at its option, if such expenses are not fully paid when payment thereof is demanded, set off funds of such Co-Borrower on deposit with the Lender, and apply the proceeds derived therefrom to the payment of such then unpaid reimbursable expenses.

[next page is signature page]

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each of the corporations named above

CITIBANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Richard Romano
Richard Romano, Group Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alan M. Harris
Alan M. Harris, Vice President